                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     This License and Maintenance Agreement (hereinafter referred to as "Agreement") is made as of the date indicated below by and between FACTS Services, Inc., a Florida corporation (hereinafter referred to as "Licensor"), and the party executing this Agreement as Licensee (hereinafter referred to as "Licensee").

     WHEREAS, Licensor hereunder is the sole licensee under that certain License Agreement dated April 5, 1989, with JOVAST, Inc. a Florida corporation, (hereinafter referred to as "OWNER"), the sole owner of all rights, both tangible and intangible, to a certain computer software system known as FACTS* (hereinafter referred to as "SYSTEM"); and,

     WHEREAS, SYSTEM is comprised of certain modules (hereinafter referred to as "Modules"); and,

     WHEREAS, Licensee desires to license and receive maintenance services for certain Modules from Licensor as set forth on Schedule 1, attached hereto and made a part hereof, under "SYSTEM"; and,

     WHEREAS, Licensor desires to provide Licensee with a license for said Modules and provide such maintenance services to Licensee.

     NOW, THEREFORE, for and in consideration of the covenants and promises herein recited, it is understood, acknowledged and agreed by the parties as follows:

     1. GRANT AND TERM. Subject to the terms and conditions specified herein, Licensor grants to Licensee a non-transferable, nonexclusive Five (5) year license to use a copy of the object code of SYSTEM (hereinafter referred to as "Object Code") as provided by Licensor and all related documentation and manuals, as more fully described on Schedule 1. After expiration of the initial five (5) year term of this Agreement, this Agreement shall automatically renew in full force and effect for all subsequent five (5) year periods in which Licensee shall have prepaid to Licensor the License Renewal Fee (hereinafter referred to as "LICENSE RENEWAL FEE") specified in Schedule 1 for each five (5) year period after the initial five (5) year period. The LICENSE RENEWAL FEE must be paid by Licensee to Licensor prior to the renewal of any five (5) year period, including the initial five (5) year period. Such license shall be for Licensee's internal use only and used only on the computer system (hereinafter referred to as "COMPUTER") specified in Schedule 2 attached hereto and made a part hereof and only at the location (hereinafter referred to as "LOCATION") set forth below. Licensee may not transfer SYSTEM to any other computer system without the prior written approval of Licensor. Further, Licensee may not transfer SYSTEM to any other computer system without the payment of the Software Transfer Fee pursuant to Section 4 herein. Licensee recognizes that more than one copy of SYSTEM will be licensed to others, and that this does not evidence an intent by Licensor or OWNER to publish SYSTEM, and shall not be construed as such a publication, nor does such multiple licensing evidence any intent by Licensor or OWNER not to treat the SYSTEM as its trade secret. Also, see Section 22, THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS.

     2. SCOPE OF USE. One copy of SYSTEM must be licensed for each computer system upon which SYSTEM is installed. Licensee may purchase additional licenses from Licensor if Licensee desires to install SYSTEM on another computer system other than Licensee's COMPUTER or at another location. SYSTEM may only be used by employees of Licensee at the LOCATION of the COMPUTER. The employees shall be actual employees of Licensee and shall not provide any SYSTEM-related services or disclose any information relating to the SYSTEM to any person or entity other than Licensee during or after the term of their employment. Further, employees shall specifically exclude any former employees of Licensor, CGData, FACTS Services, Inc., or JOVAST, Inc., unless prior written approval is given by Licensor. Licensee is authorized to use SYSTEM in the course of the rendering professional advice to Licensee's clients, who are not competitors or clients of Licensor. Licensee is expressly prohibited without the prior

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

written consent of the Licensor from (i) giving any person, including without limitation, its clients and customers, direct access to SYSTEM; except that Licensee may provide access to SYSTEM to its client American Care Source for use of the FACTS CASE MANAGEMENT-TM- and FACTS PPO-TM-Modules; (ii) renting or lending, with or without charge, COMPUTER or any computer system, which includes SYSTEM to any person, including without limitation, Licensee's clients; (iii) operating at any time an on-line or off-line customer service bureau involving SYSTEM; or (iv) using, or allowing others to use, including without limitation, Licensee's clients, SYSTEM in a time sharing, multiple user or multiple computer system environment in which the COMPUTER would be part of, or in a network which extends beyond the LOCATION of the COMPUTER. Regardless of the number of computer systems installed at a particular site, one additional copy of SYSTEM must be licensed for each additional computer system upon which SYSTEM is installed or used. At no time shall SYSTEM be used to service (including repricing claims and processing claims) any insured not in SYSTEM.

     3. PAYMENT. Payments for use of SYSTEM shall be due in accordance with the payment schedule set forth in Schedule 3 attached hereto and made a part hereof. Prices reflected in Schedule 3 and all invoices from Licensor are stated and payable in U.S. dollars. Licensee shall pay, or upon receipt of invoice from Licensor, shall reimburse Licensor for, all sales, use, property, customs, excise or other taxes (however designated and whether foreign or domestic) imposed on Licensee or required to be collected by Licensor, or imposed on SYSTEM or Modules, irrespective of whether included in any prior invoice sent to Licensee at any time by Licensor. All invoices sent to Licensee are sent at the end of the calendar month for most charges incurred in that month that were not prepaid. Any delay in payment exceeding the due date shall be assessed at the higher of a 1.5% finance charge per month or portion thereof or the maximum finance charge available by law. The finance charge shall be charged on a monthly basis. Freight, insurance, shipping and handling charges are not included in price quotes given to Licensee by Licensor. Such charges will be invoiced to Licensee at the time of shipment. In the event that Licensee uses Licensee's purchase order form in connection with this Agreement or for any products or services requested from Licensor, such order will be governed by the terms and conditions (referred to as "provisions" in this section) of this Agreement and any provisions of such order form which in any manner differs from or is in addition to the provisions of this Agreement shall be of no force or effect. Licensor's acceptance of such order is expressly made conditional on Licensee's assent to the provisions of this Agreement. Any acknowledgment by Licensee of this Agreement shall be limited to the provisions of this Agreement, and any provision in such acknowledgment which in any manner differs from or is in addition to the provisions of this Agreement shall be of no force or effect. Commencing thirty (30) days after the earlier of Licensee's or Licensor's signature below and continuing quarterly thereafter, Licensee agrees to pay Licensor the quarterly licensing fee (hereinafter referred to as "Quarterly Fee") specified in Schedule 4 attached hereto and made a part hereof. Licensor may not increase this licensing fee more than once in any 12 month period and only upon thirty (30) days' notice to Licensee; notwithstanding the foregoing, the Quarterly Fee shall be subject to change if Licensee purchases additional software licenses or extends the scope of SYSTEM or licenses additional Modules, third party software, sites or computers or increases or expands its operations to require additional support in which case said fees may be increased by Licensor's published rates. It is acknowledged and agreed that Quarterly Fees are past due if they are not received in Licensor's office by the first day of the calendar quarter for such calendar quarter.

     4. INSTALLATION/SOFTWARE TRANSFER/SOFTWARE RELICENSING FEES. Licensor shall be responsible for installation of SYSTEM on the COMPUTER specified in
Schedule 2 and Licensor shall provide Licensee with all documentation applicable to Modules in SYSTEM on or before the installation of COMPUTER at LOCATION. All fees and charges relating to such installation are specified in
Schedule 2 and shall be payable in accordance with the terms thereof. In the event that Licensee desires to transfer SYSTEM to another computer system, Licensee will be required to pay Licensor the Software Transfer Fee that Licensor has in effect at the time the system is transferred. The Software Transfer Fee is a combination of the amount of work required to transfer SYSTEM to the new computer and the configuration of the new computer. In the event that Licensee desires to upgrade the COMPUTER, Licensee shall pay Licensor the Software Relicensing Fee that Licensor has in effect at the time the COMPUTER is upgraded. In the event that Licensee desires to increase the total number of ports or users on the COMPUTER, Licensee shall pay the Additional Licensing Fees specified in Schedule 3 to Licensor.

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                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     5. TRAINING. Licensor hereby agrees to furnish, and Licensee hereby agrees to pay for, those training services set forth in Schedule 1.

     6. TITLE, RISK OF LOSS AND NON-ASSIGNABILITY. Title to SYSTEM, all property rights therein and all documentation and all other materials supplied to Licensee under this Agreement are and shall remain the sole property of OWNER. After delivery and installation of SYSTEM, Licensee shall bear all risk of loss relating to the copy of SYSTEM licensed hereunder, except as otherwise provided herein. The license to use SYSTEM hereunder is personal to Licensee and Licensee shall not sell, transfer, sublease, assign, or deliver SYSTEM
(or any copy of SYSTEM) or such license to any other person or entity including any entity that controls, is controlled by, or is under common control with Licensee. All applicable rights to patents, copyrights, trademarks, and trade secrets in SYSTEM shall remain in OWNER.

     7. MODIFICATION. Licensee is expressly prohibited from modifying, any portion of SYSTEM for any purpose or from merging SYSTEM, in whole or in part, into any other program materials. Licensee shall not modify, clone, tolerate or permit to occur any design theft, disassembling, decompiling, or otherwise reverse engineering: in whole or in part, SYSTEM; Licensor's Security Features; any Source Code of SYSTEM or Source Code that interacts with SYSTEM or any part thereof; any Object Code; or any other programs, or program materials, whether developed by Licensee or Licensor, at any time, for any reason. Further, Licensee shall not compile Source Code or compile any enhancements or modifications to Source Code of SYSTEM or produce any Object Code that would or does replace Object Code, in whole or in part, of SYSTEM in any manner whatsoever.

     8. CONFIDENTIALITY, NON-DISCLOSURE AND NON-REPRODUCTION OF PROPRIETARY INFORMATION. Each party acknowledges that certain material and information including this Agreement, its terms and conditions, which has or will come into its possession or knowledge in connection with this Agreement includes identified confidential or proprietary information, disclosure of which to third parties may be damaging. Therefore, each party agrees to hold such material and information in strictest confidence, to be used only for the performance of this Agreement, and to be released only to those persons requiring access to the information for such performance. Licensee understands and agrees that SYSTEM and related documentation, manuals, and materials constitute confidential and proprietary information or trade secrets of Licensor. Licensee agrees to maintain SYSTEM and all related documentation, manuals and materials in strict confidence and, except for the right of Licensee to make one copy of SYSTEM for backup purposes to support its use of SYSTEM in the manner specified herein, Licensee agrees not to disclose, duplicate or otherwise reproduce, directly or indirectly, SYSTEM, in whole or in part, or any documentation, manuals or materials relating thereto. Licensee agrees to take all reasonable steps to ensure that only full-time employees of Licensee shall have access to SYSTEM and that all authorized persons having access to SYSTEM shall refrain from any such disclosure, duplication or reproduction. Licensee agrees not to remove Licensor's or OWNER's copyright notice and other proprietary markings from SYSTEM, and any copy of SYSTEM made by Licensee for backup purposes pursuant to the terms of this Section 8 shall contain the same copyright notice and proprietary markings contained on the copy of SYSTEM furnished by Licensor to Licensee hereunder. Licensee is prohibited from renaming, selling, publishing, disclosing, transferring, timesharing, lending, leasing or otherwise making available to others the SYSTEM or any portion or copy thereof Licensee acknowledges that SYSTEM is unique and that Licensee's failure to comply with any provision of this
Section 8 shall result in irreparable harm to Licensor and that in the event of the breach or threatened breach by Licensee of its obligations under this
Section 8, Licensor may bring suit in equity to enjoin any such actual or threatened breach. Also, see Section 12, TERMINATION.

     9.   INDEMNIfICATION.

     A. LICENSEE INDEMNITY. Licensor shall defend or settle any proceeding brought against Licensee to the extent that it is based on a claim that the SYSTEM made to Licensor's specifications and being within the scope of the

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

Agreement hereunder constitutes and infringement of a U.S. copyright or an existing U.S. patent provided that Licensor is notified of the claim promptly in writing and is given complete authority and information required for the complete defense of same, and Licensor shall pay all damages and costs awarded therein against Licensee, but Licensor shall, in no event, be responsible for any costs, expenses or compromise incurred or made by Licensee without Licensor's prior written consent.

     In the event that SYSTEM or any Module of SYSTEM furnished hereunder is, in Licensor's opinion, likely to or does become the subject of a claim for infringement of a copyright or patent, Licensor may, at its option and expense, procure for Licensee the right to continue using such materials, modify them to make them non-infringing, or substitute other materials of similar capability. If none of the foregoing alternatives is reasonably available to Licensor in its opinion, Licensor may terminate the License of such Module upon thirty (30) days written notice to Licensee, in which case Licensor shall refund to Licensee all fees (exclusive of: Training Fees; Training Expenses; Quarterly Fees; Software Relicensing Fees; Additional Licensing Fees; taxes; and the price of the COMPUTER) paid to Licensor by Licensee for the infringing Module under this Agreement. If, however, the Module or SYSTEM is likely to become the subject of a filed claim for copyright infringement but has not, Licensee may, at its peril, elect to continue using the same until an injunction issues or the claim has been withdrawn. In such event Licensee agrees to defend any action involving such claim and to indemnify Licensor with respect to all costs, damages and attorneys fees attributable to use of the SYSTEM or Module by Licensee after notice from Licensor of the possibility of a claim. Licensor may participate, at its expense, in the defense of any action that may arise out of any claim made against Licensee from its use after notice from Licensor against Licensor.

     Licensor shall have no liability for any claim of infringement based upon the use of other than a current unaltered release of the SYSTEM available from Licensor if such infringement would have been avoided by the use of such current unaltered release, or upon use of a combination of the SYSTEM with non-Licensor programs or combination of the unaltered SYSTEM with any other programs or data.

     The foregoing states the entire liability of Licensor with respect to infringement of any copyright or patent by the SYSTEM or Modules or any part of the SYSTEM or Modules, and is in lieu of all warranties or representations, expressed or implied, in regard thereto.

     B. Licensor INDEMNITY. Licensee shall, to the full extent permitted by law, indemnify Licensor and OWNER hold Licensor and OWNER harmless against all damages, costs, charges, expenses (including attorney's fees), actions, claims and demands which may be sustained or suffered by or recovered or made against Licensor by any third party arising from or in any way connected with a breach of any term of this Agreement by Licensee.

     10. LIABILITY. Except as specified in this Section 10 in this Agreement, neither Licensor nor OWNER shall be liable for any loss or damage that may arise in connection with the furnishing, performance or use by Licensee of SYSTEM, including, without limitation, any indirect, special, incidental or consequential damages. Except as otherwise provided in Section 9 hereof, the remedies of Licensee set forth under Section 11 hereof shall be the sole and exclusive remedies of Licensee for any breach of any obligations of Licensor hereunder or otherwise, and in no event shall Licensee be entitled to any monetary damages against Licensor in excess of the software license fees (exclusive of: Training Fees; Training Expenses; Quarterly Fees; Software Relicensing Fees; Additional Licensing Fees; taxes; and the price of the COMPUTER) paid to Licensor by Licensee hereunder.

     11. WARRANTY. Licensor warrants that it has full power and authority to grant the rights granted herein. Licensor additionally warrants that at the time of installation of the initial copy of SYSTEM and for a period of one year thereafter, such copy of SYSTEM shall be in substantial conformance with the applicable published documentation (which may be updated from time to time) of SYSTEM and will operate on the COMPUTER specified on Schedule 2 attached hereto. Licensor agrees to use its best reasonable efforts to correct, as soon as practicable, any failure of

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

SYSTEM to so conform or replace any defective item(s) in such copy of SYSTEM (or any subsequent release of SYSTEM) which Licensor determines to be necessary at Licensor's own cost and expense, provided that Licensee is able to reproduce any such error in SYSTEM and provided further that written notice reasonably identifying such error is given immediately to Licensor during the warranty period. This warranty shall not apply if: (i) an item of SYSTEM shall not have been used in accordance with Licensor's instructions; (ii) an item of SYSTEM shall have been altered, modified, merged or converted by Licensee without the prior written approval of Licensor; (iii) Licensee's operating system shall have been altered, modified or converted without the prior written approval of Licensor; (iv) any of Licensee's equipment shall malfunction; or (v) any other cause within the control of Licensee or Licensor shall result in an item of SYSTEM becoming inoperative. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND, OTHER THAN AS EXPRESSLY SET OUT HEREIN, LICENSOR DISCLAIMS ALL WARRANTIES OF ANY KIND OR NATURE INCLUDING, BY WAY OF EXAMPLE AND NOT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF RESULTS, COMMERCIAL PRACTICALITY OR PERFORMANCE.

     12. TERMINATION. In the event that Licensee shall breach any of its covenants or agreements herein or has any two Quarterly Fees that are past due (as defined in Section 3, PAYMENT), then Licensor may, at its option, suspend the supply of products and services Licensor provides to Licensee upon verbal notification to Licensee or terminate this Agreement and terminate the license to use SYSTEM hereunder, upon written notification to Licensee. Either party may terminate this Agreement by providing the other with written notice 120 (one hundred twenty) days prior to the expiration of the term hereof. Upon termination of this Agreement, Licensee shall promptly return to Licensor any and all copies of SYSTEM and all documentation,manuals and materials relating to SYSTEM in Licensee's possession and certify in writing to Licensor that all such copies have been so returned. Licensor shall have the right to enter upon any premises of Licensee where the SYSTEM, COMPUTER and related documentation, manuals and materials may be found to verify that SYSTEM and any such related documentation, manuals and materials have been returned to Licensor. In the event that, upon inspection by Licensor, SYSTEM or any such documentation, manuals and materials still exist upon such premises, Licensor shall have the right to remove them and Licensee shall permit and assist Licensor in effecting the retaking and removal of the SYSTEM related documentation, manuals and materials. In the event that any invoice due hereunder or any invoice from Licensor to Licensee is past due (unpaid for seven days beyond the stated due date described in Section 3, PAYMENT, and not disputed in writing, prior to its stated due date, pursuant to Section 21 hereof) or any Quarterly Fee is not paid by the first day of the calendar quarter for which it is due then Licensor may, at its option, suspend the supply of products and services Licensor provides to Licensee until Licensee pays all unpaid items in full. In the case where Licensee causes Licensor more work or effort as a result of Licensee's non-payment of an invoice and where Licensor suspends Licensee's supply of products and services as a result thereof, then Licensee agrees to pay for the amount of extra time and charges Licensor expends as a result of such cause. Suspension of products or services shall not relieve Licensee of its obligations to make any payments due for any then past or then current Quarterly Fees to Licensor. Further, there shall be no reimbursement or proration of the Quarterly Fee in the event of such suspension, or in the event of any termination of this Agreement. Licensee's obligation to maintain the confidentiality of Licensor's proprietary information shall survive any termination of the license granted hereunder. Licensor shall have the right to terminate the license to use the FACTS CES Module if Licensor ceases to have its VAR AGREEMENT in effect with Medicode. For further information and the definition of the terms "VAR AGREEMENT" and "Medicode", please refer to
Section 21, Item O hereof

     13. NON-INTERFERENCE WITH EMPLOYEES. During the term of this Agreement, and for a period of three (3) years after its termination, Licensee agrees not to hire or to solicit knowingly the employment of any employee, or former employee, of Licensor, CGData Corporation, Jovast, Inc., or FACTS Services, Inc., without the prior written consent of Licensor. The terms "employee" and "employment," for the purposes of this Section, apply also to any individual working on a contracted or subcontracted basis for Licensee.

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                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     14. OWNER'S RIGHTS AND RESPONSIBILITIES. Irrespective of any language contained herein the Licensee agrees, acknowledges and understands that OWNER, as the owner of the software, makes no representations or warranties with respect to SYSTEM, and the Licensee shall have the right to look solely to FACTS Services, Inc. with respect to any alleged breach of this Agreement or any other cause of action which may arise with respect to the use of SYSTEM. Licensee agrees that upon notice from OWNER of a breach of the obligations of Licensor to OWNER and without need for further inquiry or investigation by Licensee, Licensee shall acknowledge OWNER as the Licensor hereunder and be obligated to OWNER as though OWNER were the initial Licensor, under this Agreement.

     15. LICENSOR'S RIGHT TO REVIEW SYSTEM. Licensee agrees and consents that Licensor shall at all times have access to and the right of entry into Licensee's COMPUTER to review SYSTEM, the Object Code, the Source Code and any enhancements or modifications thereof and any production accounts that access the SYSTEM pursuant to Licensor's technical specifications. Access shall occur either through modem or by means of an on site inspection at the option of Licensor. Licensee shall be required to provide Licensor, at no cost to Licensor, a full file save complete with a file statistics, which excludes Licensee's clients data, report every six months, starting from the date of the execution of this Agreement.

     16. DEFAULT. Licensee shall be in default under this Agreement and all rights granted herein shall automatically terminate without notice to Licensee, upon any of the following: (i) if Licensee shall become materially delinquent, insolvent, makes an assignment for the benefit of creditors, suffers or permits the appointment of a receiver, trustee in bankruptcy, or similar official for all or any substantial part of its business or assets;
(ii) in the event Licensee shall avail itself or become subject to any Bankruptcy Code or any statute or any procedure relating to insolvency or the protection of the rights of creditors; or (iii) in the event Licensee terminates or suspends its business, or a Federal or State governmental or quasi-governmental authority terminates or suspends Licensee's business.

     17. UPDATE TO MODULES. Licensor from time to time updates the Modules which result in new releases of the Modules. During the term hereof, Licensor shall provide Licensee with one (1) copy of every new release of Modules which are the subject of this Agreement. Licensee agrees and understands that Licensor may from time to time include within a Module provisions which extend the then current capabilities of the Modules and require Licensee to sign a separate license agreement with Licensor for the use of the additional capabilities and that Licensor may also from time to time develop a new Module or extend the capabilities of an existing Module and make such available to Licensee only through the payment of additional licensing fees to Licensor. In such case, Licensee shall determine if Licensee desires to purchase the additional functionality. Notwithstanding anything to the contrary contained herein, Licensor, in its sole and unfettered discretion, shall decide whether a provision in an update is a new product and whether a provision in an update adding additional capabilities to the Modules shall only be made available for Licensee's use only for an additional fee, and/or for executing a separate license agreement.

     18. MAINTENANCE SERVICES. Licensor warrants, commencing on July 1, 1997 and during the term hereof, to maintain the Modules in such a manner that the Modules shall perform in substantial conformance with the then-existing published documentation (which may be updated from time to time) for the Modules listed in Schedule 1. Personnel of Licensor shall be available during Licensor's standard working hours to respond to inquiries by Licensee for consultation concerning maintenance of the Modules. Licensee agrees to use Licensor's Electronic Support System-TM- as its principal means of communication with Licensor. In the event that Licensee notifies Licensor of an error or malfunction of the Modules or SYSTEM and in the further event that Licensor shall reasonably determine that such problem relates to Licensee's failure to operate the Modules or SYSTEM in accordance with Licensor's instructions or Licensor's documentation, Licensee shall, upon receipt of an invoice from Licensor, promptly pay Licensor its hourly rate, which is currently One Hundred Thirty Dollars ($130.00), for all services performed in connection with the diagnosis and correction of such problem and reimburse Licensor for all out-of-pocket expenses incurred in connection therewith.

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                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     19.  SPECIALLY REQUESTED ENHANCEMENTS TO SYSTEM.

     A. Licensee may request that Licensor develop, at Licensee's expense, certain enhancements to SYSTEM. Licensor, in its sole discretion, may develop enhancements requested by Licensee which will reasonably relate to the functions or processes performed by SYSTEM. Licensee agrees to pay Licensor's standard hourly rates for all services performed in developing any such enhancements and to reimburse Licensor for all out-of-pocket expenses incurred in connection therewith. Licensor reserves the right to reject any requests by Licensee for enhancements.

     B. In the event that Licensee desires that Licensor develop any enhancement to SYSTEM, Licensee shall submit a written request acceptable to Licensor setting forth in substantial detail the nature and specifications of the requested enhancement. If Licensor agrees to develop such enhancement Licensor will set forth an estimated date by which such enhancement may be developed and the estimated cost thereof Licensee shall pay Licensor its standard published fee for evaluating such request. Upon receipt of an authorization to proceed, Licensor will proceed with the enhancement request as detailed in Licensor's quote. Licensee's request for the enhancement and authorization for Licensor to proceed with the enhancement, and any other documents which reference the enhancement that in any manner differs from or is in addition to Licensor's quote shall be of no force or effect. Licensor's acceptance of agreeing to perform an enhancement is expressly made conditional on Licensor's assent to the fact that only the quote from Licensor shall be the governing document for the development of the enhancement. In as much Licensor cannot accurately detail the exact time it will take to perform any specific enhancement, Licensee agrees to pay Licensor for all time spent in completing any such enhancement, even if such enhancement should cost more than the estimate in Licensor's quote for such enhancement.

     C. All enhancements made to SYSTEM (and all rights in such enhancements, tangible and intangible), whether such enhancements be made by Licensor or by Licensee, shall be the sole property of OWNER. In the event that any enhancements to SYSTEM shall be developed by Licensee, Licensee shall immediately deliver a copy of such enhancements (and all related documentation and backup materials) to Licensor. Licensor shall, in its sole discretion, be free to make available any such enhancements developed by Licensor or Licensee to other licensees of SYSTEM. In addition, Licensee agrees to execute any and all documents and instruments requested by Licensor to protect OWNER's property rights, tangible and intangible, in SYSTEM and any such enhancements.

     D. The terms "enhancements" and "modifications" used throughout this Agreement are further defined as any Source Code, Object Code, or any derivative works of the SYSTEM or any other programs that access the SYSTEM or any data that the SYSTEM uses or interacts with the SYSTEM, directly or indirectly, or the data that the SYSTEM uses. Such enhancements and modifications are not limited to programs or programming techniques. It is expressly acknowledged that these definitions extend to the interaction of hardware and peripheral devices that in any manner use or access the SYSTEM or any data that the SYSTEM uses.

     20.  ADDITIONAL TERMS GOVERNING USE OF SYSTEM.

     A.   The updates to Modules provided by Licensor to Licensee described in
Section 17 herein must be loaded by Licensee in the time frame given to Licensee by Licensor. Such updates will replace the Modules, thus bringing Licensee up to a current revision. At no time is Licensee permitted to load an old version of the SYSTEM or Modules without the prior written approval of Licensor as required herein.

     B. Licensor requires that Licensee's COMPUTER operate within an operating system revision as specified by Licensor. Such operating system revision may or may not be Equipment Manufacturer's current revision.

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                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     21.  GENERAL.

     A. This Agreement constitutes the entire and exclusive Agreement between the parties with respect to the SYSTEM, Modules, COMPUTER, and duties and obligations to be performed by each of the parties and supersedes all prior and concurrent proposals, agreements and all other communications (oral and written) between the parties relating to the subject matter of this Agreement, notwithstanding any prior course of dealing, custom or usage of trade or course of performance. No representations or statements of any kind made by any representative of Licensor, which are not stated herein, shall be binding on Licensor. Licensee represents that Licensee is not relying on any oral or written representation or warranties not contained in this written Agreement.

     B. No term or provision of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and be signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a continuing waiver of, or continuing consent to, or a consent to or waiver of, or excuse for different or subsequent breaches.

     C. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining provisions hereof.

     D. In the event that either party is required to enforce any provision of this Agreement in a court of competent jurisdiction, both parties agree that the party that prevails shall be awarded reasonable attorneys' fees and expenses of counsel in addition to other monetary and/or equitable damages, both at the trial and appellate levels.

     E. Licensee shall pay, or upon receipt from Licensor, shall reimburse Licensor for, all sales, use, property, customs, excise or other taxes imposed on Licensee, or required to be collected by Licensor, or imposed on SYSTEM or the use thereof, irrespective of whether included in any invoice sent to Licensee at any time by Licensor. Licensor agrees to notify Licensee of any taxes that Licensor has been notified of, that Licensee will be subject to, pursuant to SYSTEM or the use thereof Licensee's obligation pursuant to this
Section 21 E shall survive any termination of the license granted hereunder.

     F. Notwithstanding choice of law principles, place of performance or execution, the parties agree that this Agreement shall be interpreted, governed, constructed, and enforced in accordance with the laws of the State of Florida, and that any action, be it litigation, mediation, arbitration or otherwise, between the parties shall be conducted in either the federal or the state courts located in Dade County, Florida, and the parties hereby submit to such jurisdiction and venue.

     G. Any notice or other communication hereunder shall be in writing, and shall be delivered in person or sent by certified or registered mail, return receipt requested, or by Federal Express, Express Mail of the U.S. Postal Service, or other similar, bonded, overnight delivery service and shall be addressed, if to Licensor, to the person whose signature appears below, and only in that person's absence, to the President or Chairman of the Board, and if to Licensee, to the party for whom it is intended. All deliveries are to be made to the respective addresses as set forth below. Such addresses may be changed by written notice pursuant to and in accordance with Sections 21G and 21H.

     H. This Agreement shall not be deemed accepted by or binding upon Licensor until executed by the President or Vice President of Licensor. Any additions, amendments, deletions, modifications, or other changes made to the preprinted form of this Agreement must be effected by a written instrument signed by the President or Vice President of Licensor in order for such an amendment to be binding. In the absence of such an amendment, commencement of performance by Licensor shall be for Licensee's convenience only and shall not be deemed acceptance of any proposed amendment by Licensee.

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     I. The operating system for the COMPUTER and certain third party software is not sold or licensed under this Agreement. In order to obtain such operating system, Licensee must enter into a license agreement(s) with the manufacturer of the equipment (hereinafter collectively referred to as "Equipment Manufacturer") upon the execution of this Agreement. In order to obtain certain third party software, Licensee must enter into a license agreement with the manufacturer of such third party software upon the execution of this Agreement. Licensor gives no assurances regarding the availability of such operating system or third party software and shall have no obligation or liability with respect thereto.

     J. All risk of loss or destruction or damage to the COMPUTER by reason of theft, fire, water or any other cause, shall pass to Licensee upon delivery of the COMPUTER to Licensee. The occurrence of any such casualty shall not relieve Licensee from the obligation to make payment of any amount due hereunder. Prior to delivery of the COMPUTER, Licensee shall, at its own expense, procure and continuously maintain fire, theft, extended coverage, vandalism and malicious mischief insurance in an amount equal to the purchase price of the COMPUTER, plus all freight and handling charges and taxes due hereunder. Until payment in full of all amounts due hereunder, such insurance policies shall name Licensee as insured and Licensor as an additional insured. Immediately upon delivery of COMPUTER, Licensee shall inspect the COMPUTER for damage. Licensee must describe any and all visible damage of the COMPUTER on the Bill of Lading prior to Licensee accepting delivery of the COMPUTER.

     K. Licensor shall have no responsibility or liability whatsoever for the operation or maintenance of the COMPUTER or the operating system of the COMPUTER or third party software. Licensor requires that the COMPUTER and the operating system be maintained by Equipment Manufacturer or other agent that Licensor designates and that third party software be maintained by the manufacturer of the software, or other agent that Licensor designates, who may offer to enter into its standard maintenance agreement with Licensee for maintenance thereof. In no event shall Licensor be responsible for any improper operation of the COMPUTER or certain third party software, defects or other consequences arising from or related to the operation or maintenance of the COMPUTER or certain third party software, by Licensee or others, including Equipment Manufacturer, an agent that Licensor designates, and the manufacturer of such third party software. Licensee shall contact the party whom Licensor designates in its judgment as appropriate for all such operation or maintenance issues regarding the COMPUTER or the operating system of the COMPUTER or third party software.

     L. Licensee agrees that its sole remedy in case of any defect in the COMPUTER shall be such remedy as is afforded it against Equipment Manufacturer by Equipment Manufacturer's warranty of the COMPUTER, if any, or such other remedy against the Equipment Manufacturer as Licensee may have under any provision of contract or law. During Equipment Manufacturer,s warranty period, Licensor agrees to use its best efforts to assist Licensee in resolving with Equipment Manufacturer any problems with respect to the failure of the COMPUTER to perform in accordance with such warranty, though Licensor provides no assurances that any such problem can be resolved in a manner that is satisfactory to Licensee. Licensor shall not be liable to Licensee for any damage, defect, failure to meet specifications, late delivery or shortage with respect to the COMPUTER. Licensor shall not be liable, in any event, for lost profits, loss of anticipated profits, loss by reason of shut-down, non-operation, or increased expense of operation of other equipment, processes, or systems, or other incidental or consequential loss or damage of any nature arising from any cause whatsoever, including breach of contract, breach of warranty, tort, negligence or otherwise. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OF Licensor WITH RESPECT TO THE COMPUTER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

     M. Licensor may assign payment of any monies due hereunder to any other party that Licensor designates for any consideration Licensor may determine in its sole discretion.

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     N. If Licensee is licensed under Schedule 1 hereunder to use the FACTS MICR Module as part of SYSTEM, then Licensee agrees that all Printer Supplies specified in Schedule 4 attached hereto and made a part hereof must be purchased from Licensor. Licensor's published prices for the additional PRINTERS and PRINTER SUPPLIES are outlined in Schedule 4. In the event that Licensee purchases an additional PRINTER, to be used in connection with the MICR Module, from any entity other than Licensor, then Licensee agrees that it shall pay Licensor a licensing fee of Ten Thousand Dollars ($10,000.00) exactly for each PRINTER that Licensee does not purchase from Licensor. For the purposes of the Agreement, an "additional PRINTER" shall be defined as any printing device that the MICR Module uses, whether used for actual MICR printing or not, that increases the total number of PRINTERS used by the MICR Module to more than the number of PRINTERS described in Schedule 1. Licensee acknowledges and agrees that this Agreement only gives Licensee the right to use the number of PRINTERS described in Schedule 1. Licensee is only permitted to replace the PRINTERS with actual replacement printers by purchasing such replacement printers from Licensor. The cost of replacement printers is outlined in Schedule 4. Regardless of the number of times a PRINTER is replaced, Licensee shall only be permitted to use and be Licensed for the number of PRINTERS described in Schedule 1. For the purposes of this Agreement, a "replacement printer" is defined as a printer that replaces a PRINTER licensed hereunder. Licensee may use additional PRINTERS by purchasing from Licensor a license to use additional PRINTERS. Any replacement printer that Licensee replaces that was purchased from Licensor shall be deemed a PRINTER as if the replacement printer was actually a PRINTER.

     O. Licensor hereunder is a Value-Added Reseller under that certain MEDICODE" VALUE-ADDED RESELLER SOFTWARE DEVELOPMENT MARKETING AND MAINTENANCE AGREEMENT (herein referred to as "VAR AGREEMENT") effective December 1, 1993, with Medicode, Inc., a Utah Corporation (herein referred to as "Medicode"), the provider of the data that the FACTS CES Module will use under this Agreement. The VAR AGREEMENT is for a 24 month term. If Licensee is licensed under Schedule 1 hereunder to use the FACTS CES Module as part of SYSTEM, then Licensee agrees to the following: (i) Licensor requires Licensee to contract with Medicode for use of Medicode's data prior to installing the FACTS CES Module; (ii) Licensor shall install the FACTS CES Module and Medicode's data upon both the execution of this Agreement and receipt of the authorization from Medicode to release their data. The initial installation charge is Two Hundred Fifty Dollars exactly ($250.00). All subsequent loads that Medicode authorizes shall be at Licensor's then prevailing rates; (iii) Licensee shall look solely to Licensor for loading Medicode's data; and (iv) Licensor shall have the right to terminate the license to use the FACTS CES Module if Licensor ceases to have its VAR AGREEMENT in effect with Medicode or if Licensee terminates it contract to use MEDICODE'S data.

     P. If Licensee is licensed under Schedule 1 hereunder to use any of the Modules outlined below, then Licensee agrees to pay Licensor the additional annual licensing fee that is associated with the Module(s) licensed beginning on January 1 of the second year immediately after the date of execution of this Agreement. On January 1 of the first year immediately after the date of execution of this Agreement, Licensee shall pay the appropriate annual licensing fee reduced by either (i) nothing, if the date of execution of this Agreement is in the months of January through March inclusive; (ii) twenty-five (25) percent if the date of execution of this Agreement is in the months of April through June inclusive; (iii) fifty (50) percent if the date of execution of this Agreement is in the months of July through September inclusive; (iv) seventy-five (75) percent if the date of execution of this Agreement is in the months of October through December inclusive.

     Modules                       Annual Licensing Fee
     -------                       --------------------
     FACTS CES                     $2,500 or 25% of Medicode's published annual
                                   fee, whichever is greater
     FACTS EDI                     $2,000 (per format) plus see Schedule 5
     OPTIFACTS                     $5,000 (per workstation)
     FACTS MICR (with HP Printer)  $1,000 (per printer)
     FACTS WDS                     See Schedule 5

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     AUTOFACTS                      See Schedule 5

     FACTS WDS, AUTOFACTS, and FACTS EDI have annual fees based on the number of insured lives administered listed in Schedule 5, attached hereto and made a part hereof; that are due January 1 of each year after execution of the Agreement. No proration of these fees is calculated.

     Q. Licensee shall not use SYSTEM or any related proprietary confidential materials disclosed by Licensor to compete with, or otherwise unduly take advantage of, Licensor.

     R. Licensee shall appoint one if its employees as project manager who shall work with Licensor and who shall furnish Licensor, in a timely manner, with all of the information reasonably deemed necessary by Licensor to complete the production and delivery of SYSTEM. In the absence of receiving notice of the identity of the project manager within 10 days after Licensee executes this Agreement, Licensee shall be deemed to have appointed the person whose signature appears below on behalf of Licensee as the project manager.

     S. Nothing in this Agreement obligates Licensor to assume responsibility for making ready and/or converting any data files of Licensee or MEDICODE from their present condition to that required by the SYSTEM.

     T. The headings at the beginning of the Sections of this Agreement are for identification purposes and shall not, by themselves, determine the interpretation or construction of this Agreement. This Agreement shall be interpreted fairly to both parties without regard for which party drafted any particular Section of this Agreement.

     U. This Agreement does not constitute Licensee as the agent, legal representative, partner, or joint venture of Licensor for any purpose whatsoever. Licensee is not granted any rights to create any obligation or responsibility, express or implied, on behalf of or in the name of Licensor, or to bind Licensor in any manner or thing whatsoever.

     V. To the extent that Licensor's performance hereunder is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of Licensor, including by way of example and not limitation, any computer system manufacturing or shipping delays or labor disputes, act of God, or regulation of any governmental or quasi-governmental authority, the dates or times by which Licensor is required to make performance hereunder shall be waived and Licensor shall not be liable for any damages arising out of any such delay, hindrance or prevention.

     W. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the party for whom they are signing. The parties agree that transmission of the other party of this Agreement with the transmitting party's facsimile signature shall suffice to bind the party signing and transmitting same to this Agreement in the same manner as if the Agreement with an original signature had been delivered. Without limitation of the foregoing, each party who transmits this Agreement with its facsimile signature covenants to deliver the original thereof to the other party with reasonable promptness thereafter.

     X. This Agreement does not constitute Licensee as the agent, legal representative, partner, or joint venture of Licensor for any purpose whatsoever. However, Licensor does recognize that Licensee has access to potential clients of the FACTS system and agrees to pay Licensee an amount of no less than five percent (5) of the price of the FACTS Software Modules purchased for all contacts that Licensee registers with Licensor, that have not been identified as a prospect by Licensor, or been contacted by Licensor, or entered by Licensor in Licensor's prospect or marketing database, or been registered by any other person or entity, that result in an actual purchase of any module of the FACTS system within one (1) year of Licensee providing for the registration information. Licensee is not granted any rights to create any obligation or responsibility, express or implied, on behalf of or in the

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

name of Licensor, or to bind Licensor in any manner or thing whatsoever. For the purposes of this Section 21, item U, registration of prospects is defined as Licensee providing notice to Licensor, in writing and pursuant to Section 20, item G herein, as to the prospect, a contact name, phone number, address, type of business, types of blocks of business being administered by prospect, and the potential Modules to be purchased by prospect. Upon such receipt, Licensor will issue a registration number if such prospect will be pursued or used by Licensor. If no registration number is received by Licensee then there shall be no commission paid. Licensor is obligated to provide such a registration number if such prospect is pursued or used by Licensor.

     22. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT SUPERSEDES ANY AND ALL PRIOR AGREEMENTS BETWEEN LICENSEE AND LICENSOR INCLUDING BUT NOT LIMITED TO ANY LICENSE AGREEMENTS AND ANY SOFTWARE MAINTENANCE AND ENHANCEMENT AGREEMENTS. ALSO SEE, SECTION 21, GENERAL, ITEM A.

     23. TRAINING. Licensee shall at all times maintain employee(s), herein referred to as "System Administrator(s)", through whom Licensee shall make all requests for support to Licensor under this Agreement.

     A. The System Administrator(s) shall be required to have taken Licensor's standard Phase I training course and may be required by Licensor to take up to 5 days of Licensor's training every calendar year. The annual 5 days of training may be waived at the discretion of Licensor.

     B. Prior to requesting support or assistance for any Module of the SYSTEM, Licensee must employ at least one current employee who has received Licensor's training on that module. Licensor may elect to waive this requirement where Licensee has lost such an employee as a result of employee turnover and Licensor has signed up, with prepayment, a replacement employee to take the required Licensor training course.

     C. Licensee agrees that it shall maintain System Administrator personnel who are competent and capable of maintaining the integrity of the SYSTEM and of understanding the total operation of the SYSTEM, including hardware, the operating system software, utilities and operating system.

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

     IN WITNESS THEREOF, each of Licensor and Licensee has executed this Agreement effective JULY 7, 1997.

Licensor:                          Licensee and LOCATION of COMPUTER:

FACTS Services, Inc.               Electronic Transmission Corporation
Suite 406                          Suite 515
                                   5025 Arapaho Road
1575 San Ignacio Avenue            Dallas, TX 75248
Coral Gables, FL 33146

Name: DAVID L. GRAHAM              Name: CADE HAVARD
     ------------------------           -------------------------
Title: VICE PRESIDENT              Title: PRESIDENT

Signature:                         Signature: /s/ L. Cade Havard
          -------------------                --------------------
Attest:                            Attest: /s/ Ann C. McDearman
       ----------------------             -----------------------
Dated:                             Dated: July 7, 1997
      -----------------------            ------------------------

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

                                      SCHEDULE 1

                                      "SYSTEM"

     FACTS-R- CLAIMS & ENCOUNTERS-TM- Version 30.7 for 16 users FACTS-R- BILLING & ACCOUNTING-TM- Version 30.7 for 16 users FACTS-R- PPO-TM- Version 30.7 for 16 users
     FACTS-R- CASE MANAGEMENT-TM-** Version 30.7 for 16 users FACTS-R- CODER-TM- Version 30.7 for 16 users
     FACTS-R- PRE-AUTH & REFERRAL-TM- Version 30.7 for 16 users FACTS-R- COMP-R- Version 30.7 for 16 users
     FACTS-R- CES-TM- Version 30.7 for 16 users
     AUTOFACTS-TM- Version 30.7 for 16 users
     FACTS-R- WDS-TM- Version 30.7 for 16 users
     FACTS-R- EDI-TM- Version 30.7 for 16 users
     FACTS-R- MICR-TM- Module for two (2) HP5si Printer
       Serial#________  Serial#________
     FACTS-R- REPORTER-TM-* Version 2.3

     The grant to Licensee to use a copy of the Object Code of the FACTS computer Software System for a non-exclusive five (5) year renewable term is for the following Modules with related documentation:

                               "LICENSE RENEWAL FEE"

     The License Renewal Fee is Thirty Eight Thousand Dollars exactly ($38,000) for each five (5) year period after the initial five (5) year period. Further, the License Renewal Fee must be paid by Licensee to Licensor prior to the automatic renewal of any five (5) year period, including the initial five (5) year period.

                                      "TRAINING"

     Training will be provided by Licensor at Licensee's office for a total of fifteen (15) days to be used in non-consecutive 5 day blocks. All training hereunder must be scheduled with Licensor by Licensee such that it is completed within 120 days of execution of this Agreement. Additional training may be obtained from Licensor at Licensor's prevailing rates. Training quotes given by Licensor for on-site training do not include travel or lodging expenses nor a $50 per diem trainer expense. All such expenses shall be paid by Licensee. Licensee will control training, travel and lodging expenses by booking airline reservations and accommodations. Licensor shall approve such reservations and accommodations.

*FACTS REPORTER-TM- is an end-user product and is not supported by Licensor or included under Section 18, MAINTENANCE SERVICES.

**Upon delivery of Module.

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

                                      SCHEDULE 2

                                      "COMPUTER"

     *NCR S-26XLP Server System Serial #_________________.
          200MHz Pentium Pro Processor
          256MB RAM
          6GB Disk Capacity
          Tape, QIC SCSI, 1GB
          4/8GB 4MM DAT
          CD-ROM SCSI
          Systech EISA Host Adapter
          Systec Unplug 16 Port CCU
          Fast Ethernet adapter PCI
          UPS 1400VA In-Line
          14" Autoscan Color Monitor
          FACTS 4000 Terminal
          NFS UNIX 3.01 SVR4 (unlimited users)
          Mentor Base & Manuals
          Mentor Operating Environment (16 users)
          Via Duct Version 3.5 (Terminal Emulation) (16 users)

                                 "INSTALLATION FEES"

There is no initial installation fee due to Licensor for the installation of the COMPUTER. There is no initial installation fee due Licensor for the installation of SYSTEM on COMPUTER.

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

                                      SCHEDULE 3

                                      "PAYMENT"

     The purchase price of the COMPUTER (pursuant to Schedule 2), and the grant to use a copy of the Object Code of the SYSTEM and the Training (pursuant to Schedule 1) is Four Hundred Forty One Thousand Eight Hundred Thirty Eight Dollars exactly ($441,838) and is payable as follows:

     1. A payment of Eighty Seven Thousand Five Hundred Dollars exactly ($87,500) is due on or before the execution of this Agreement by Licensee.

     2. A payment of One Hundred Fifty Thousand Dollars exactly ($150,000) is due upon the installation of COMPUTER at Licensee's office.

     3. A payment of One Hundred Sixteen Thousand Eight Hundred Thirty Eight Dollars exactly ($116,838) is due on the earlier of: (i) the set-up of a group on SYSTEM by Licensee; or (ii) October 31, 1997.

     4. A payment of Eighty Seven Thousand Five Hundred Dollars exactly ($87,500) is due on or before January 1, 1998.

                         "ADDITIONAL LICENSING FEES"

     Additional Licensing Fees for use of SYSTEM are required to be paid to Licensor by Licensee as the total number of ports, or total number of users who have access to SYSTEM, whichever is greater, (referred to in this section as "Licensed Users"), increases.

     Licensee must pay to Licensor the amount below when the total number of Licensed Users on the COMPUTER equals or exceeds the number of Licensed Users below.

                    Number of Licensed Users        Additional Licensing Fee
                    ------------------------        ------------------------
                    each additional 8
                    Licensed Users past 16             $15,000
                    and less than 57

                    each additional 8                  $30,000
                              Licensed users past 56

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

                                      SCHEDULE 4

                                   "QUARTERLY FEE"

     The QUARTERLY FEE is Fourteen Thousand Three Hundred Fifty Seven Dollars exactly ($14,357) and shall be paid quarterly in advance.

                              "PRINTER SUPPLIES"

HP5si Printer                                $14,500
Additional Printer                            14,500
Replacement Printer                            7,500
Digitizing, per Logo/Signature                   250
Cartridges                                       350
Cartridge burn in fee                            150
MICR Toner Cartridge                             295
MICR Bond Paper:
     25,000 sheets @ $24 per 1,000 sheets        600
     50,000 sheets @ $18 per 1,000 sheets        900
     100,000 sheets @ $17 per 1,000 sheets     1,700
     250,000 sheets @ $16 per 1,000 sheets     4,000

ALL PRICES ARE SUBJECT TO CHANGE WITHOUT NOTICE AND DO NOT INCLUDE SHIPPING, HANDLING OR INSURANCE.

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

                          LICENSE AND MAINTENANCE AGREEMENT
                                        FACTS

                                      SCHEDULE 5

               FACTS WDS, AUTOFACTS, AND FACTS EDI ANNUAL LICENSING FEE

If Licensee is licensed under Schedule 1 hereunder or otherwise to use the FACTS WDS Module, FACTS EDI Module, or AUTOFACTS Module, then Licensee agrees to pay Licensor the Annual Licensing Fee corresponding to the number of insured lives being administered by Licensee, as indicated below. In addition, Licensee shall provide to Licensor, in writing and signed by an officer of Licensee, the actual number of insured lives being administered, in each of the 12 previous months on October 1 of each year beginning the first year of the date of execution of this Agreement, and continuing annually thereafter.

NUMBER OF INSURED LIVES       FACTS WDS  AUTOFACTS  FACTS EDI
-----------------------       ---------  ---------  ---------
ADMINISTERED BY LICENSEE
------------------------
  0  - 4,999                    $7,500     $3,000     $1,000
 5,000 - 9,999                  10,000      6,000      2,000
10,000 - 19,999                 12,500      9,000      3,000
20,000 - 29,999                 15,000     12,000      4,000
30,000 - 39,999                 17,500     15,500      5,000
40,000 - 49,999                 20,000     18,000      6,000
50,000 - 74,999                 30,000     22,000      9,000
75,000 - 99,999                 40,000     26,000     12,000
100,000-124,999                 50,000     30,000     15,000
125,999-149,999                 60,000     34,000     18,000
150,000+                                   Prices to be determined

For the purposes of determining the number of insured lives, the greater of the following shall be used: (i) the number of active employees as of September 30 for the year in which this calculation is made; (ii) the average of any three months of active employees for the 12 months preceding September 30 for which this calculation is being made; or (iii) the annual average for active employees as of September 30 for the previous 12 months for which this calculation is being made. For definition purposes, an active employee is any insured employee in SYSTEM. In the case where a PPO group or any of the like kind of any network of providers of service is used, the definition of an active employee shall extend to all members or participants of the administered group, not just the members or participants for which claims are submitted.

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